                               Exhibit 99.1

PG&E Corporation One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	NEWS

FOR IMMEDIATE RELEASE	August 2, 2006
    CONTACT: PG&E Corporation

    PG&E CORPORATION REPORTS FINANCIAL PERFORMANCE, ON TRACK WITH EXPECTATIONS FOR 2006

    Second Quarter Reflects Regularly Scheduled Diablo Canyon Refueling

▪
Consolidated net income reported under GAAP was $0.65 per share for PG&E Corporation for the quarter ended June 30, 2006, compared to $0.70 per share in the same quarter of 2005. (All “per share” amounts are presented on a diluted basis.)

▪
Net income for the second quarter was $232 million, compared to $267 million for the same quarter last year. As expected, net income was lower due to the “carrying cost credit” that has been provided since Nov. 2005 to compensate customers for pre-funded tax liabilities, as well as expenses associated with a regularly scheduled refueling outage at Diablo Canyon Power Plant.

▪	Earnings from operations for the second quarter were $0.64 per share compared to $0.69 per share in the same quarter of 2005.

▪	Guidance for 2006 earnings from operations is reaffirmed in the $2.40-$2.50 per share range. Guidance for 2007 earnings from operations is reaffirmed at $2.65-$2.75 per share.

(San Francisco) -- PG&E Corporation’s (NYSE: PCG) consolidated net income reported in accordance with generally accepted accounting principles (GAAP) was $232 million, or $0.65 per share, in the second quarter of 2006. In the same period last year, consolidated net income was $267 million, or $0.70 per share.
On a stand-alone basis, PG&E Corporation’s Pacific Gas and Electric Company subsidiary’s GAAP results were $227 million for the second quarter of 2006, compared with $272 million in the same quarter of 2005.
As anticipated, net income for both the three and six months ended June 30, 2006 reflects the impact of a “carrying cost credit.” This credit has been provided to customers since November 2005 to compensate them for the pre-funding of future tax liabilities associated with the refinancing of a regulatory asset put in place as part of Pacific Gas and Electric Company’s bankruptcy settlement. (see “Terms in Press Release” below). The cash from the refinancing was utilized to repurchase common stock, partially offsetting the impact on earnings per share.

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Expenses associated with a planned refueling outage for Unit 2 of the Diablo Canyon Power Plant also lowered net income for the quarter, but are not expected to have a significant impact on the year. While the utility recovers the costs for scheduled plant maintenance in its rates evenly throughout the year, the costs of the refueling outage occurred in the second quarter. This creates a timing difference between revenues and expenses that will balance out over the year.
Net income for the second quarter was not impacted by the higher market prices of fuel or purchased power. Increases or decreases in these expense categories are generally offset by increases or decreases in revenues authorized for collection by the California Public Utilities Commission (CPUC).
“Earnings for the second quarter were solid and in line with expectations,” said Peter A. Darbee, PG&E Corporation Chairman, CEO and President. “We are on track to deliver on our objectives for 2006, and made significant progress in this past quarter.”
Darbee cited a number of successes the company had during the quarter including:
•
Completion of the Diablo Canyon Unit 2 refueling outage safely and on time, getting the unit back on line quickly and saving customers money. The plant outage also included work to replace low-pressure turbines, which, along with efficient turbines installed on Unit 1 last December, has increased the plant’s output by 80 megawatts.

•
Approval by the CPUC to invest $1.4 billion in capital to install more than 10 million SmartMeter™ devices throughout the company’s service area—the largest deployment of automated metering technology in the country. This technology will provide customers with better information and the ability to make cost-saving choices about the way they use energy. It will also give the utility new rapid response capabilities to restore service following an outage, as well as enhanced abilities to assist customers.

•
Approval from the Federal Energy Regulatory Commission and the CPUC for the utility’s 530-megawatt Contra Costa 8 project, enabling PG&E to build the first new utility-owned generation in California in a decade.

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EARNINGS FROM OPERATIONS

On a non-GAAP basis, PG&E Corporation’s earnings from operations for the second quarter were $228 million, or $0.64 per share, compared with $262 million, or $0.69 in the same quarter of 2005.
Earnings from operations exclude certain non-operating income and expenses reported in GAAP net income (see “Items Impacting Comparability” in the accompanying financial tables, which reconcile earnings from operations with consolidated net income in accordance with GAAP).

EARNINGS GUIDANCE

PG&E Corporation reaffirmed its previous guidance for earnings from operations in the range of $2.40-$2.50 per share for 2006 and $2.65-$2.75 per share for 2007.
Guidance assumes that the utility earns its authorized return on equity of 11.35 percent.
PG&E Corporation bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP.

Supplemental Financial Information:

❑
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

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Conference Call with the Financial Community to Discuss Second Quarter Results:

❑
Today’s call at 11:30 a.m. Eastern time is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. EDT, on August 9, 2006, by dialing 877-690-2089. International callers may dial 402-220-0645.

Terms used in this press release:

❑
Carrying Cost Credit - This is a credit that has been provided to customers since November 2005 to compensate them for the pre-funding of future tax liabilities associated with the refinancing of the regulatory asset, which was put in place as part of Pacific Gas and Electric Company’s bankruptcy settlement. The regulatory asset was established in 2004 to provide the financial stability for the company to emerge from Chapter 11. In order to save customers almost $1 billion in lower financing and tax costs over the 9-year life of the regulatory asset, the company refinanced the regulatory asset in 2005 by issuing two series of energy recovery bonds (ERBs). The first series of ERBs was issued in February 2005 to refinance the after-tax portion of the regulatory asset. The second series of ERBs was issued in November 2005 to pre-fund the utility's tax liability that will be incurred as the utility collects the revenue to pay off the first series of ERBs. The credit is computed at the utility’s authorized rate of return. The carrying cost credit will decline as the taxes are paid, reaching zero in 2012 when the ERBs and related taxes are expected to be paid in full.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2006 and 2007 earnings per share from operations. These statements are based on current expectations and various assumptions which management believes are reasonable, including that Pacific Gas and Electric Company (Utility) earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	Unanticipated changes in operating expenses or capital expenditures, which may affect the Utility’s ability to earn its authorized rate of return;

•	How the Utility manages its responsibility to procure electric capacity and energy for its customers;

•	The adequacy and price of natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the natural gas market for its customers;

•
The operation of the Utility’s Diablo Canyon nuclear power plant, which could cause the Utility to incur potentially significant environmental costs and capital expenditures, and the extent to which the Utility is able to timely increase its spent nuclear fuel storage capacity at Diablo Canyon;

•
Whether the Utility is able to recognize the benefits expected to result from its efforts to improve customer service through implementation of specific initiatives to streamline business processes and deploy new technology;

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•
The outcome of proceedings pending at the Federal Energy Regulatory Commission (FERC) and the California Public Utilities Commission (CPUC), including the Utility’s 2007 General Rate Case and the Utility’s application for approval of new long-term generation resource commitments;

•
How the CPUC administers the capital structure, stand-alone dividend, and first priority conditions of the CPUC’s decisions permitting the establishment of holding companies for the California investor-owned electric utilities, and the outcome of the CPUC's new rulemaking proceeding concerning the relationship between the California investor-owned energy utilities and their holding companies and non-regulated affiliates;

•	The impact of the recently adopted Energy Policy Act of 2005 and future legislative or regulatory actions or policies affecting the energy industry;

•	Increased municipalization and other forms of bypass in the Utility’s service territory; and

•	Other factors discussed in PG&E Corporation's SEC reports.

###

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating Revenues
Electric	$2,214	$1,780	$4,077	$3,439
Natural gas	803	718	2,088	1,727
Total operating revenues	3,017	2,498	6,165	5,166
Operating Expenses
Cost of electricity	781	487	1,311	884
Cost of natural gas	368	347	1,241	967
Operating and maintenance	982	670	1,844	1,436
Depreciation, amortization and decommissioning	421	454	835	839
Total operating expenses	2,552	1,958	5,231	4,126
Operating Income	465	540	934	1,040
Interest income	41	16	64	37
Interest expense	(164)	(131)	(318)	(292)
Other income (expense), net	28	(2)	28	(3)
Income Before Income Taxes	370	423	708	782
Income tax provision	138	156	262	297
Net Income	$232	$267	$446	$485
Weighted Average Common Shares Outstanding, Basic	346	370	345	379
Net Earnings Per Common Share, Basic	$0.65	$0.70	$1.26	$1.25
Net Earnings Per Common Share, Diluted	$0.65	$0.70	$1.25	$1.23
Dividends Declared Per Common Share	$0.33	$0.30	$0.66	$0.60

Source: PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
Second Quarter and Year-to-Date, 2006 vs. 2005
(in millions, except per share amounts)

	Three months ended June 30,				Six months ended June 30,

	Earnings (Loss)		Earnings (Loss) per Common Share (Diluted)		Earnings (Loss)	Earnings (Loss) per Common Share (Diluted)
	2006	2005	2006	2005	2006	2005	2006	2005

PG&E Corporation Earnings from Operations [1]	$228	$262	$0.64	$0.69	$442	$488	$1.24	$1.24
Items Impacting Comparability [2]
Scheduling Coordinator Cost Recovery [3]	22	-	0.06	-	22	-	0.06	-
Environmental Remediation Liability [4]	(18)	-	(0.05)	-	(18)	-	(0.05)	-
Energy Crisis/ Chapter 11 Interest Costs [5]	-	5	-	0.01	-	(3)	-	(0.01)
Total	4	5	0.01	0.01	4	(3)	0.01	(0.01)
PG&E Corporation Earnings on a GAAP basis	$232	$267	$0.65	$0.70	$446	$485	$1.25	$1.23

[1]	Earnings from operations exclude items impacting comparability.
[2]	Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.
[3]
Items impacting comparability for the three and six months ended June 30, 2006 reflect the recognition of approximately $22 million ($0.06 per common share), after tax, of a regulatory asset related to certain scheduling coordinator, or SC, costs incurred from 1998 to 2005 and a reversal of a reserve for SC costs under the Scheduling Coordinator Services, or SCS, Tariff offset by SCS refunds to certain existing wholesale transmission customers.

[4]
Items impacting comparability for the three and six months ended June 30, 2006 reflect an increase of approximately $18 million ($0.05 per common share), after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels.

[5]
Items impacting comparability for the three months ended June 30, 2005 include the recovery of net incremental interest costs incurred by the Utility after February 10, 2005, the date of issuance of the first series of Energy Recovery Bonds, through March 31, 2005 of approximately $5 million ($0.01 per common share), after-tax, related to remaining generator disputed claims in the Utility's Chapter 11 proceeding. These costs were recoverable as a result of a California Public Utilities Commission, or CPUC, decision on May 4, 2005.

Items impacting comparability for the six months ended June 30, 2005 include the net effect of incremental interest costs of approximately $3 million ($0.01 per common share), after-tax, incurred by the Utility through February 10, 2005 related to generator disputed claims in the Utility's Chapter 11 proceeding, which were not considered recoverable.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Second Quarter and Year-to-Date, 2006 vs. 2005
(in millions)

	Three months ended June 30,		Six months ended June 30,

	Earnings (Loss)		Earnings (Loss)
	2006	2005	2006	2005
Pacific Gas and Electric Company Earnings from Operations [1]	$223	$267	$437	$494
Items Impacting Comparability [2]
Scheduling Coordinator Cost Recovery [3]	22	-	22	-
Environmental Remediation Liability [4]	(18)	-	(18)	-
Energy Crisis/ Chapter 11 Interest Costs [5]	-	5	-	(3)
Total	4	5	4	(3)
Pacific Gas and Electric Company Earnings on a GAAP basis	$227	$272	$441	$491

[1]	Earnings from operations exclude items impacting comparability.
[2]	Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.
[3]
Items impacting comparability for the three and six months ended June 30, 2006 reflect the recognition of approximately $22 million, after-tax, of a regulatory asset related to certain SC costs incurred from 1998 to 2005 and a reversal of a reserve for SC costs under the SCS Tariff offset by SCS refunds to certain existing wholesale transmission customers.

[4]
Items impacting comparability for the three and six months ended June 30, 2006 reflect an increase of approximately $18 million, after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels.

[5]
Items impacting comparability for the three months ended June 30, 2005 include the recovery of net incremental interest costs incurred by the Utility after February 10, 2005, the date of issuance of the first series of Energy Recovery Bonds, through March 31, 2005 of approximately $5 million, after-tax, related to remaining generator disputed claims in the Utility's Chapter 11 proceeding. These costs were recoverable as a result of a California Public Utilities Commission, or CPUC, decision on May 4, 2005.

Items impacting comparability for the six months ended June 30, 2005 include the net effect of incremental interest costs of approximately $3 million, after-tax, incurred by the Utility through February 10, 2005 and related to generator disputed claims in the Utility's Chapter 11 proceeding, which were not considered recoverable.

PG&E Corporation Earnings per Common Share from Operations

Second Quarter 2006 vs. Second Quarter 2005
($/Share, Diluted)

Q2 2005 EPS from Operations [1]	$0.69

Share variance	0.05
Effect of increase in authorized return on equity	0.01
Gas transmission revenue	0.01
Miscellaneous items	0.02

Diablo Canyon refueling outage	(0.07)
ERB Series 2 equity carrying cost credit	(0.04)
Scheduling Coordinator settlements (Q2 of 2005)	(0.03)

Q2 2006 EPS from Operations [1]	$0.64

Year-to-Date 2006 vs. Year-to-Date 2005
($/Share, Diluted)

Q2 2005 YTD EPS from Operations [1]	$1.24

Share variance	0.13
Effect of increase in authorized return on equity	0.02
Environmental remediation (Q1 of 2005)	0.04
Gas transmission revenue	0.03

Diablo Canyon refueling outage	(0.07)
Elimination of earnings on the settlement regulatory asset [2]	(0.04)
ERB Series 2 equity carrying cost credit	(0.08)
Scheduling Coordinator settlements (Q2 of 2005)	(0.03)

Q2 2006 YTD EPS from Operations [1]	$1.24

[1]	See attached tables for a reconciliation of earnings per common share, or EPS, from operations to EPS on a GAAP basis.
[2]
The Utility earned a return on equity on the settlement regulatory asset only through February 10, 2005 (when the first series of Energy Recovery Bonds was issued to refinance the after-tax portion of the settlement regulatory asset).

PG&E Corporation Earnings per Common Share (EPS) Guidance

2006 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.40	$2.50

Estimated Items Impacting Comparability:
Scheduling Coordinator Cost Recovery	$0.06	$0.06
Environmental Remediation Liability	(0.05)	(0.05)

EPS Guidance on a GAAP Basis	$2.41	$2.51

2007 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.65	$2.75

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$2.65	$2.75

Management's statements regarding 2006 and 2007 guidance for earnings from operations per common share for PG&E Corporation constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable, including that the Utility earns its authorized rate of return.  These statements and assumptions are necessarily subject to various risks and uncertainties the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•  Unanticipated changes in operating expenses or capital expenditures, which may affect the Utility’s ability to earn its authorized rate of return;
•  How the Utility manages its responsibility to procure electric capacity and energy for its customers;
•  The adequacy and price of natural gas supplies, the ability of the Utility to manage and respond to the volatility of the natural gas market for its customers;
•  The operation of the Utility’s Diablo Canyon nuclear power plant, which could cause the Utility to incur potentially significant environmental costs and capital expenditures, and the extent to which the Utility is able to timely increase its spent nuclear fuel storage capacity at Diablo Canyon;
•  Whether the Utility is able to recognize the anticipated cost benefits and savings to result from its efforts to improve customer service through implementation of specific initiatives to streamline business processes and deploy new technology;
•  The outcome of proceedings pending at the Federal Energy Regulatory Commission (FERC) and the CPUC, including the Utility’s 2007 General Rate Case and the
                 Utility’s application for approval of new long-term generation resource commitments;
•  How the CPUC administers the capital structure, stand-alone dividend, and first priority conditions of the CPUC’s decisions permitting the establishment of holding companies for the California investor-owned electric utilities, and the outcome of the CPUC's new rulemaking proceeding concerning the relationship between the
                 California investor-owned energy utilities and their holding companies and non-regulated affiliates;
•  The impact of the recently adopted Energy Policy Act of 2005 and future legislative or regulatory actions or policies affecting the energy industry;
•  Increased municipalization and other forms of bypass in the Utility’s service territory; and
•  Other factors discussed in PG&E Corporation’s SEC reports.